                                                               EXHIBIT 22.1



                       List of Subsidiaries with Active Business Operations


         Name of Corporation                    Jurisdiction of Incorporation


         Chemtrusion, Inc.                                     Delaware

         InterSystems, Inc.                                    Nebraska



























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